BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FIRST QUARTER 2024 RESULTS SALT LAKE CITY, UTAH—May 8, 2024—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the quarter ended March 31, 2024. Net Income (Loss) was $(36.8) million for the quarter ended March 31, 2024. On a basic and diluted basis, net income (loss) attributable to Bridge per share of Class A common stock was $0.24 and $(0.05), respectively, for the quarter ended March 31, 2024. Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) were $32.2 million, or $0.17 per share after-tax, for the quarter ended March 31, 2024. Fee Related Earnings to the Operating Company were $33.9 million for the quarter ended March 31, 2024. Robert Morse, Bridge’s Executive Chairman, stated “Bridge continues to have a resilient business with recurring management fees increasing 17% year-over-year. We are well positioned with the vast majority of our AUM concentrated within residential rental, logistics, credit and secondaries, which are set to benefit from multi-year fundamental tailwinds.” Jonathan Slager, Bridge’s Chief Executive Officer, added “With a resetting of asset prices, we believe 2024 represents an attractive entry point to deploy capital. We have started to lean in on select investments, with $331.9 million of equity deployed during the quarter at fundamentally more attractive levels than our pre-pandemic investments.” Common Dividend Bridge declared a quarterly dividend of $0.12 per share of its Class A common stock, payable on June 14, 2024 to its Class A common stockholders of record at the close of business on May 31, 2024. Additional Information Bridge Investment Group Holdings Inc. issued a full detailed presentation of its first quarter 2024 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “First Quarter 2024 Earnings Presentation.” Conference Call and Webcast Information The Company will host a conference call on May 9, 2024 at 8:30 a.m. ET to discuss its first quarter 2024 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (domestic) or 1-201-689-8721 (international) and requesting Bridge Investment Group Holdings Inc.’s First Quarter 2024 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com. An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on May 23, 2024 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13745959. Exhibit 99.1

About Bridge Bridge is a leading alternative investment manager, diversified across specialized asset classes, with approximately $48.0 billion of assets under management as of March 31, 2024. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. verticals across real estate, credit, renewable energy and secondaries strategies. Forward-Looking Statements This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward- looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call or otherwise, whether as a result of new information, future developments or otherwise, except as required by law. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates. Shareholder Relations: Bonni Rosen Bridge Investment Group Holdings Inc. shareholderrelations@bridgeig.com Media: Charlotte Morse Bridge Investment Group Holdings Inc. (877) 866-4540 charlotte.morse@bridgeig.com

EARNINGS PRESENTATION May 8, 2024 1st QUARTER 2024 1

2 Disclaimer The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”), Bridge Investment Group Holdings LLC (the “Operating Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (the “SEC”) on March 7, 2024, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

3 GAAP Income Statement GAAP Condensed Consolidated Statements of Operations (Unaudited) Three Months Ended March 31, ($ in thousands, except shares and per share amounts) 2024 2023 Revenues: Fund management fees $ 61,105 $ 53,849 Property management and leasing fees 19,937 19,899 Construction management fees 1,697 3,285 Development fees 831 335 Transaction fees 6,800 2,377 Fund administration fees 5,058 4,177 Insurance premiums 4,697 4,729 Other asset management and property income 2,665 2,797 Total revenues 102,790 91,448 Investment (loss) income: Performance allocations: realized 12,969 3,162 Performance allocations: unrealized (61,670) (107,025) Total investment loss (48,701) (103,863) Expenses: Employee compensation and benefits 62,840 51,178 Performance allocations compensation: realized 7,407 1,732 Performance allocations compensation: unrealized 3,178 (14,670) Loss and loss adjustment expenses 2,682 2,320 Third-party operating expenses 4,037 6,110 General and administrative expenses 11,349 13,893 Depreciation and amortization 5,437 1,093 Total expenses 96,930 61,656 Other (expense) income: Realized and unrealized (losses) gains, net (4,230) 1,487 Interest income 5,790 3,454 Interest expense (7,365) (4,145) Total other (loss) income (5,805) 796 Loss before provision for income taxes (48,646) (73,275) Income tax benefit 11,846 5,844 Net loss (36,800) (67,431) Net loss attributable to non-controlling interests in Bridge Investment Group Holdings LLC (41,921) (56,249) Net income (loss) attributable to Bridge Investment Group Holdings LLC 5,121 (11,182) Net loss attributable to non-controlling interests in Bridge Investment Group Holdings Inc. (4,697) (13,216) Net income attributable to Bridge Investment Group Holdings Inc. $ 9,818 $ 2,034 Financial Results • GAAP Net loss was $36.8 million for the 1st quarter of 2024 • GAAP Net income attributable to Bridge Investment Group Holdings Inc. was $9.8 million for the 1st quarter of 2024 • Earnings (loss) per share of Class A common stock - basic and diluted was $0.24 and $(0.05) for the 1st quarter

1ST Quarter 2024 overview

Financial Highlights

($ in MM, except per share data or as noted)	Q1 2024	Q1 2023	YoY Change %	LTM Q1 2024	LTM Q1 2023	YoY Change %
Total Revenue	$102.8	$91.4	12%	$402.0	$396.4	1%
Net (Loss) Income	$(36.8)	$(67.4)	(45)%	$(56.8)	$107.4	(153)%
Earnings (Loss) per share, Basic	$0.24	$0.03	700%	$(0.24)	$0.60	(140)%
Fee Related Earnings ("FRE") to the Operating Company	$33.9	$30.9	10%	$133.6	$143.8	(7)%
Distributable Earnings ("DE") of the Operating Company	$32.2	$33.4	(4)%	$133.3	$173.4	(23)%
After-tax DE per share	$0.17	$0.19	(11)%	$0.73	$1.01	(28)%

Key Operating Metrics

	Q1 2024	Q1 2023	YoY Change %	LTM Q1 2024	LTM Q1 2023	YoY Change %
Gross AUM	$48.0 Bn	$48.8 Bn	(2)%	$48.0 Bn	$48.8 Bn	(2)%
Fee-Earning AUM	$22.0 Bn	$22.2 Bn	(1)%	$22.0 Bn	$22.2 Bn	(1)%
Capital Raised	$0.2 Bn	$0.7 Bn	(78)%	$1.1 Bn	$4.0 Bn	(73)%
Capital Deployed	$0.3 Bn	$0.9 Bn	(62)%	$2.4 Bn	$3.4 Bn	(29)%
Dry Powder	$3.1 Bn	$4.4 Bn	(30)%	$3.1 Bn	$4.4 Bn	(30)%
Realized Performance Allocations	$13.0	$3.2	310%	$51.0	$63.5	(20)%
Unrealized Accrued Performance Allocations	$320.3	$447.7	(28)%	$320.3	$447.7	(28)%

Business Update

- Declared quarterly dividend of $0.12 per share of Class A common stock, payable on June 14, 2024 to stockholders of record on May 31, 2024.
- At the end of the first quarter of 2024, the Company had $3.1 billion of dry powder, a majority of which is in our Multifamily, Secondaries, Workforce & Affordable Housing, and Credit vehicles.

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5 $20.0 $25.2 $36.3 $43.3 $47.7 $48.8 $48.0 2019 2020 2021 2022 2023 Q1 2023 Q1 2024 Gross Assets Under Management (AUM) ($ in Bn) Fee-Earning Assets Under Management (FEAUM) ($ in Bn) Proven record of strong AUM growth ~26% 5-Yr CAGR (1Q’19 vs 1Q’24) $8.7 $10.2 $13.4 $17.3 $21.7 $22.2 $22.0 2019 2020 2021 2022 2023 Q1 2023 Q1 2024 ~26% 5-Yr CAGR (1Q’19 vs 1Q’24)

6 $181 $166 $254 $320 $295 $302 $307 Recurring Fund Management Fee Revenue Catch-up Fund Management Fee Revenue Transaction and Other Fee Revenue 2019 2020 2021 2022 2023 LTM 1Q23 LTM 1Q24 $246 $232 $330 $409 $391 $396 $402 2019 2020 2021 2022 2023 LTM 1Q23 LTM 1Q24 Total Revenues ($ in MM) Fee Related Revenue ($ in MM) Proven record of strong revenue growth ~21% 5-Yr CAGR (1Q’19 vs 1Q’24) Fund Mgmt. Fees (Recurring & Catch-up): ~26% 5-Yr CAGR (1Q’19 vs 1Q’24) Total Fee Related Revenue: ~21% 5-Yr CAGR (1Q’19 vs 1Q’24) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees). 1 1

Non-GAAP financial measures

($ in thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Last Twelve Months Ended March 31, 2024	Last Twelve Months Ended March 31, 2023
Fund-level fee revenues				
Fund management fees	$ 61,184	$ 53,849	$ 238,161	$ 222,733
Transaction fees	6,800	2,377	24,890	36,585
Total net fund-level fee revenues	67,984	56,226	263,051	259,318
Net earnings from Bridge property operators	2,737	3,243	10,598	10,809
Development fees	831	335	3,414	3,765
Fund administration fees	5,132	4,177	18,765	15,567
Other asset management and property income	2,665	2,797	11,682	12,344
Fee Related Revenues	79,349	66,778	307,510	301,803
Cash-based employee compensation and benefits	(39,909)	(31,623)	(147,950)	(125,336)
Net administrative expenses	(6,216)	(6,139)	(25,874)	(27,736)
Fee Related Expenses	(46,125)	(37,762)	(173,824)	(153,072)
Total Fee Related Earnings	33,224	29,016	133,686	148,731
Total Fee Related Earnings attributable to non-controlling interests	719	1,856	(71)	(4,898)
Total Fee Related Earnings to the Operating Company	33,943	30,872	133,615	143,833
Fund level performance fee revenues				
Realized performance allocations and incentive fees	12,969	3,162	50,950	63,506
Realized performance allocations and incentive fees compensation	(7,407)	(1,732)	(13,458)	(5,567)
Net realized performance allocations attributable to non-controlling interests	(2,448)	(619)	(22,014)	(33,845)
Net insurance income	2,015	2,409	5,841	8,081
Earnings from investments in real estate[1]	—	—	752	2,129
Net investment and interest income (expense) and realized gain (loss)	(6,901)	(697)	(22,417)	(4,717)
Distributable Earnings attributable to the Operating Company	$ 32,171	$ 33,395	$ 133,269	$ 173,420
Distributable After-Tax Earnings per share of Class A common stock - Basic	$ 0.17	$ 0.19	$ 0.73	$ 1.01
Weighted-average shares of Class A common stock outstanding - Basic	31,342,979	25,068,319	27,560,273	24,406,959

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

Fee Related Revenues

- Growth in recurring fund management fees driven by acquisition of Newbury Partners.
- Increase in transaction fees in Q1 2024 is primarily due to increase in Multifamily deployment.
- Fund administration fees from internalization of fund administration continues to yield positive results.

Fee Related Earnings

- Collapse of Profits Interests programs has reduced the impact of NCI and is driving positive results to the Operating Company.

Distributable Earnings

- Higher debt balances resulted in increased interest expense.

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Fee-earning AUM drivers

Capital Raised ($ in MM)



$1,101
$1,498
$1,345
$518
$674
$320
$303
$334
$153
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Deployment ($ in MM)



$639
$938
$633
$980
$866
$490
$706
$896
$332
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Fee-Earning Assets Under Management ($ in Bn)[1]



$14.7
$15.5
$16.6
$17.3
$22.2
$22.2
$21.8
$21.7
$22.0
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Total AUM:
$39
$42
$44
$43
$49
$49
$49
$48
$48

- $153 million of capital raised in Q1 2024 driven by Secondaries and Development (Opportunity Zone) strategies. Debt Strategies vertical did not have a closing during Q1 2024.
- $332 million of deployment in Q1 2024 mostly driven by Secondaries, Workforce & Affordable Housing and Multifamily strategies. The decrease from Q4 2023 was mostly due to the timing of Opportunity Zone projects which were allocated in Q4 2023 along with higher deployment in credit related strategies. Equity deployment into property acquisitions increased in Q1 2024 as Bridge started to lean into investments during the quarter.
- Fee-earning AUM increased in Q1 2024 primarily due to deployment of capital in Workforce & Affordable Housing strategies.

[1] AUM and FEAUM as of Q1 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023.

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9 Management Fees ($ in MM) Fee related revenue summary Transaction Fees ($ in MM) Fee Related Revenue ($ in MM) • Recurring fund management fees increased 17% in Q1 2024 compared to the prior quarter, primarily as the result of a normalization of earnings after the write-off of Bridge Office Fund I receivables in the prior quarter. • Fund management fees includes catch-up fees of $1.0 million in Q1 2024, representing a decrease of $1.7 million of catch-up fees compared to Q1 2023. • Transaction fees increased $3.1 million in Q1 2024 compared to Q4 2023 as noted on the previous slide as Bridge increased investment into property acquisitions within Workforce & Affordable Housing and Multifamily strategies. $22 $18 $12 $5 $2 $5 $10 $4 $7 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $53 $49 $64 $55 $54 $60 $62 $55 $61 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $10 $9 $11 $12 $11 $11 $10 $12 $11 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $84 $76 $86 $73 $67 $76 $81 $71 $79 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 All Other Fees ($ in MM)

10 1 As of March 31, 2024. 2 Weighted-average fund life for closed-end funds as of March 31, 2024. Long duration capital drives fee visibility Fee-Earning AUM1 Multifamily 17% Workforce & Affordable Housing 9% Seniors Housing 7% Single-Family Rental 1% Development 19%Office 2% Logistics 2% Net Lease Income 1% Debt 21% Agency MBS 1% Secondaries 20% Fee-Earning AUM by Remaining Duration1 10+ Years, 4% 7-10 Years, 44% 5-7 Years, 26% 3-5 Years, 7% 0-3 Years, 16% Perpetual, 3% • $0.2 billion of capital raised in 2024 and the acquisition of Newbury Partners continue to drive growth in recurring fund management fees, which increased by 17% year-over-year compared to 2023. • Commitments on capital raised in the 1st quarter averaged 10.6 years in duration. • 74% of total FEAUM is greater than 5 years of remaining duration, with a weighted-average FEAUM remaining duration of 6.6 years.2 • Over 97% of FEAUM is in long-term, closed end funds with no redemption features.

11 $45 $40 $45 $35 $29 $34 $37 $29 $33 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Total Revenues & GAAP Net Income (Loss) ($ in MM) Earnings summary Fee Related Earnings & Distributable Earnings attributable to the Operating Company ($ in MM) • Fee Related Earnings driven by stable FEAUM and healthy margins. • Q1 2024 impacted by the volume and timing of catch-up and transaction fees in the current market, and includes the impact of collapsing the 2020 and 2021 profits interests during 2023, which were determined on an accretive basis to the Operating Company. Fee Related Earnings & Margin ($ in MM) $104 $99 $110 $95 $91 $99 $106 $94 $103$98 $124 $32 $18 $(67) $(3) $(18) $1 $(37) Total Revenues GAAP Net Income (Loss) Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $45 $40 $42 $31 $31 $35 $36 $29 $34 $48 $55 $50 $36 $33 $35 $41 $25 $32 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 54% 52% 52% 49% 43% 45% 46% 41% 42%Margin:

12 $505 $576 $559 $555 $448 $428 $377 $382 $320 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Performance fee summary Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations ($ in MM)1 1 Based on fair value one quarter in arrears. 2 As of March 31, 2024. 3 Does not include any carried interest related to Newbury Funds I through V. Performance Fees & Realizations ($ in MM) $8.9 $33.6 $21.0 $4.1 $3.2 $8.5 $20.2 $9.3 $13.0 Net realized performance fees to the Operating Company Gross realized performance fees Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 2015 0.1% 2017 22.0% 2018 66.4% Post 2018 9.5% Perpetual 2.0% • Carry-eligible AUM of $17.6 billion3, over 80% of FEAUM. • Accrued performance allocations attributable to the Operating Company is $122.2 million2. • Pipeline for future performance-driven Distributable Earnings is significant. • Quarterly realization pace and performance fees will vary based upon market conditions.

Compelling fund-level track record

Closed-End Funds (Investment Period Beginning, Ending Date)	As of March 31, 2024 Investor Levered Net IRR	Investor Unlevered Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2013)	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	18.4 %	17.9 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	14.3 %	14.1 %
Bridge Multifamily V (Jul 2021, to present)[1]	(22.2)%	(20.1)%
Bridge Multifamily Continuation Vehicle	24.7 %	24.7 %
Total Multifamily Funds	15.3 %	14.9 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	13.5 %	13.5 %
Bridge Workforce Housing II (Aug 2020, to present)[2]	(3.7)%	(3.2)%
Total Workforce & Affordable Housing Funds	6.7 %	6.6 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	(2.6)%	(2.4)%
Bridge Seniors II (Mar 2017, Mar 2020)	0.1 %	0.2 %
Bridge Seniors III (Nov 2020, to present)	6.8 %	6.7 %
Total Seniors Housing Funds	(1.2)%	(1.0)%
Office		
Bridge Office I (Jul 2017, Jul 2020)	***	***
Bridge Office II (Dec 2019, Dec 2022)	(1.5)%	(0.7)%
Total Office Funds	***	***
Secondaries		
Newbury Equity Partners I (Sep 2006, Dec 2007)	8.2 %	8.1 %
Newbury Equity Partners II (Oct 2009, Oct 2010)	14.9 %	14.8 %
Newbury Equity Partners III (Jul 2013, Mar 2014)	14.9 %	13.2 %
Newbury Equity Partners IV (May 2017, May 2018)	16.3 %	13.9 %
Newbury Equity Partners V (Nov 2019, Nov 2021)	14.2 %	11.7 %
Total Secondaries Funds	12.8 %	12.1 %
Single-Family Rental		
Bridge Single-Family Rental I (Jan 2013, Jan 2015)	15.7 %	15.7 %
Bridge Single-Family Rental II (Jan 2015, Jan 2017)	16.5 %	16.5 %
Bridge Single-Family Rental III (Aug 2019, Aug 2022)	15.6 %	15.6 %
Bridge Single-Family Rental IV (Jan 2022, to present)	15.7 %	13.8 %
Total Single-Family Rental Funds	16.1 %	15.9 %
Logistics Value		
Bridge Logistics Value I (Nov 2021, to present)	(2.4)%	(0.5)%
Total Logistics Value Fund	(2.4)%	(0.5)%
Opportunity Zone		
Opportunity Zone I (Apr 2019, Dec 2019)	(3.3)%	(3.1)%
Total Opportunity Zone Fund	(3.3)%	(3.1)%
Debt Strategies Funds		
Bridge Debt I (Sep 2014, Sep 2017)	5.9 %	5.9 %
Bridge Debt II (Jul 2016, Jul 2019)	8.1 %	8.1 %
Bridge Debt III (May 2018, May 2021)	8.9 %	8.8 %
Bridge Debt IV (Nov 2020, to present)	9.1 %	8.5 %
Total Debt Strategies Funds	8.6 %	8.4 %

- Strong performance by residential housing funds driven by Bridge's vertical integration.
- Excludes performance for funds currently raising capital, including in Logistics, Net Lease Income, Secondaries, Agency MBS, Renewable Energy, Debt and Opportunity Zones.

[1] Bridge Multifamily V is approximately 54% called with approximately $1.0 billion of dry powder available to deploy before the end of the investment period in July 2025.

[2] Bridge Workforce Housing II is approximately 85% called with approximately $0.2 billion of dry powder available to deploy before the end of the investment period in August 2024.

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 34 for additional information.

BRIDGE INVESTMENT GROUP

13

14 $0.35 $0.44 $0.17 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Distributable earnings and capitalization Balance Sheet ($ in MM) As of March 31, 2024 After-Tax Distributable Earnings Per Share $0.28 $0.32 $0.29 $0.21 $0.19 $0.20 $0.22 $0.14 $0.17 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Assets Cash and cash equivalents $ 62.0 Restricted cash 10.3 Marketable securities, at fair value 20.1 Receivables from affiliates 45.9 Notes receivable from affiliates 43.1 Other assets 96.9 Other investments 186.1 Accrued performance allocations 320.3 Intangible assets, net 135.9 Goodwill 233.6 Deferred tax assets, net 70.2 Total assets $ 1,224.6 Liabilities Accrued performance allocations compensation $ 56.6 Accrued compensation and benefits 23.7 Accounts payable and accrued expenses 38.6 Due to affiliates 72.3 General Partner Notes Payable, at fair value 3.2 Insurance loss reserves 13.8 Self-insurance reserves and unearned premiums 4.0 Line of credit 15.5 Other liabilities 45.9 Notes payable 446.8 Total liabilities $ 720.5 Earnings (Loss) Per Share of Class A Common Stock - Diluted $(0.13) $(0.24) $(0.04)$(0.04) $(0.20) $(0.05)

Company Overview 15

Bridge Investment Group overview

- A leading vertically integrated alternative investment manager, diversified across specialized asset classes
- Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management
- Ranked #16 global private equity real estate firm for fundraising by PERE (June 2023)
- Loyal global investor base with ~$17.4Bn of capital raised over the last five years[2]
- Track record of strong organic and inorganic growth with proven ability to grow new business lines
- Experienced and aligned management team leading a deep and talented organization

Key Stats[1]

$48.0Bn Gross AUM	**~20%** 1Q'19 - 1Q'24 Fee Related Earnings CAGR[2]
$133MM LTM Q1 2024 Pre-Tax Distributable Earnings	**~$675MM+** Principal, Employee, and Affiliate Capital Commitments

AUM by Strategy[1]



Credit Strategies
Secondaries 9.8%
Agency MBS 5.8%
Debt 24.5%
Net Lease Income 1.6%
Logistics 1.9%
Office 3.5%
Development 14.2%
Single-Family Rental 2.2%
Seniors Housing 6.4%
Workforce & Affordable Housing 11.7%
Multifamily 18.3%
Equity Strategies

[1] As of March 31, 2024.
[2] From April 1, 2019 through March 31, 2024.

BRIDGE INVESTMENT GROUP

16

17 Bridge’s differentiated approach drives results 1Plus approximately 2,800 professionals employed through a professional employment organization at sites managed by Bridge Senior Living. Data-driven approach to market selection, incorporating intel from our local ~2,200 on the ground colleagues1 and macroeconomic factors and trends to help identify prime growth markets with long-term growth potential. We seek to provide life- enhancing social & community programs at certain real estate assets to advance social and economic mobility, environmental sustainability and equity and inclusion. Citizenship initiatives, including charitable giving and diversity & inclusion are embedded into firm governance and structure. Our vertically integrated model allows us to maintain control over the value chain and promotes knowledge sharing, while also providing quality operating execution at a lower cost. Streamlined platform-wide procurement process provides substantial economies of scale and cost efficiencies.

18 Individual 45% Institutional 55% Balanced investor base Fund Investor by Geography1 Fund Investor by Type1 Bridge’s Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth. u During Q1 2024, 85% of capital was raised domestically and 61% came from individual investors. u Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world. US 60% Rest of World 40% 1 Based on committed capital as of March 31, 2024.

Track record of fundraising success with a loyal investor base

Bridge enjoys a diverse investor base with many repeat investors.

High Proportion of Repeat Investors[1, 2]


Non-Repeat
23.8%
Repeat Investors
76.2%

High Proportion of Investors Invested Across Multiple Funds[1]


Invested
in Single Fund
53.3%
Invested
Across
Multiple Funds
46.7%

LP Composition[1]


Fund of Funds
14.7%
Employees
2.6%
Wealth
Management
27.6%
Insurance,
Bank,
Foundation
15.5%
Family Office,
HNW, RIA
15.4%
SWF, Pension
24.2%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships.
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist.

[1] Based on committed capital as of March 31, 2024.
[2] Repeat investors groups investors coming through wirehouse platforms as one repeat investor as of March 31, 2024.

BRIDGE INVESTMENT GROUP
19

Appendix 20

21 As of ($ in thousands) March 31, 2024 December 31, 2023 Assets (Unaudited) (Audited) Cash and cash equivalents $ 61,966 $ 57,702 Restricted cash 10,344 9,558 Marketable securities, at fair value 20,107 19,838 Receivables from affiliates 45,890 44,370 Notes receivable from affiliates 43,143 48,275 Other assets 96,946 82,102 Other investments 186,139 203,661 Accrued performance allocations 320,323 381,993 Intangible assets, net 135,917 140,198 Goodwill 233,584 233,584 Deferred tax assets, net 70,192 67,537 Total assets $ 1,224,551 $ 1,288,818 Liabilities and equity Accrued performance allocations compensation $ 56,626 $ 55,488 Accrued compensation and benefits 23,735 35,428 Accounts payable and accrued expenses 38,561 35,072 Due to affiliates 72,304 69,543 General Partner Notes Payable, at fair value 3,231 3,355 Insurance loss reserves 13,849 12,684 Self-insurance reserves and unearned premiums 3,990 2,917 Line of credit 15,500 34,000 Other liabilities 45,893 48,386 Notes payable 446,779 446,597 Total liabilities $ 720,468 $ 743,470 Total equity $ 504,083 $ 545,348 Total liabilities and equity $ 1,224,551 $ 1,288,818 GAAP condensed consolidated balance sheets

Appendix

Unaudited Historical Non-GAAP Measures

	Three Months Ended								
($ in thousands)	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Net loss	97,505	124,382	32,241	18,245	(67,431)	(2,760)	(17,894)	677	(36,800)
Income tax benefit	5,545	5,837	3,203	7,610	(5,844)	7,468	1,107	3,396	(11,846)
Loss before provision for income taxes	103,050	130,219	35,444	25,855	(73,275)	4,708	(16,787)	4,073	(48,646)
Depreciation and amortization	633	887	703	713	1,093	5,118	5,275	4,873	5,437
Impact of fund consolidation	—	—	—	—	—	2,259	1,314	287	335
Less: Unrealized performance allocations	(65,862)	(70,116)	16,367	4,437	107,025	19,284	50,940	(4,519)	61,670
Plus: Unrealized performance allocations compensation	9,238	7,987	3,789	3,856	(14,670)	(4,649)	1,788	6,961	3,178
Less: Unrealized (gains) losses, net	(479)	(3,483)	(387)	101	(1,493)	1,368	(1,113)	6,512	1,868
Plus: Other (income) expenses, net	—	—	—	(1,246)	—	—	—	2,112	—
Plus: Share-based compensation	7,264	6,553	9,624	8,702	9,360	11,119	10,655	9,694	11,810
Plus: Transaction and non-recurring costs	—	—	—	—	4,118	—	80	4,562	642
Less: Net realized performance allocations attributable to non-controlling interests	(6,094)	(18,409)	(12,460)	(2,357)	(619)	(5,066)	(10,280)	(4,220)	(2,448)
Less: Cash income attributable to non-controlling interests in subsidiaries	150	977	(3,307)	(4,424)	1,856	865	(1,074)	(5,041)	(1,675)
Distributable Earnings attributable to the Operating Company	47,900	54,615	49,773	35,637	33,395	35,006	40,798	25,294	32,171
Realized performance allocations and incentive fees	(8,937)	(33,581)	(22,308)	(4,455)	(3,162)	(8,466)	(20,225)	(9,290)	(12,969)
Realized performance allocations and incentive fees compensation	560	2,165	1,321	349	1,732	498	2,713	2,840	7,407
Net realized performance allocations to non-controlling interests	6,094	18,409	12,460	2,357	619	5,066	10,280	4,220	2,448
Net insurance (income) loss	(665)	(1,406)	(1,183)	(3,083)	(2,409)	(1,801)	(1,701)	(324)	(2,015)
(Earnings) losses from investments in real estate	(40)	(1,251)	(818)	(60)	—	(215)	(537)	—	—
Net investment and interest (income) expense and realized (gain) loss	450	1,529	2,323	168	697	5,006	4,711	5,799	6,901
Plus: Fee related income attributable to non-controlling interests in subsidiaries	(150)	(977)	3,307	4,424	(1,856)	(865)	1,074	581	(719)
Total Fee Related Earnings	45,212	39,503	44,875	35,337	29,016	34,229	37,113	29,120	33,224
Total Fee Related Earnings attributable to non-controlling interests	150	977	(3,307)	(4,424)	1,856	865	(1,074)	(581)	719
Total Fee Related Earnings attributable to the Operating Company	45,362	40,480	41,568	30,913	30,872	35,094	36,039	28,539	33,943

BRIDGE INVESTMENT GROUP

22

Appendix

Unaudited Historical Non-GAAP Measures

($ in thousands)	Three Months Ended 3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Fund-level fee revenues									
Fund management fees	$ 52,700	$ 49,380	$ 64,096	$ 55,408	$ 53,849	$ 60,353	$ 61,584	$ 55,040	$ 61,184
Transaction fees	21,998	17,643	11,532	5,033	2,377	4,682	9,679	3,729	6,800
Total net fund-level fee revenues	74,698	67,023	75,628	60,441	56,226	65,035	71,263	58,769	67,984
Net earnings from Bridge property operators	2,939	2,108	1,294	4,164	3,243	2,828	2,142	2,891	2,737
Development fees	1,259	793	986	1,651	335	1,337	247	999	831
Fund administration fees	3,640	3,657	3,808	3,925	4,177	4,304	4,556	4,773	5,132
Other asset management and property income	1,955	2,659	4,413	2,475	2,797	2,636	3,289	3,092	2,665
Fee Related Revenues	84,491	76,240	86,129	72,656	66,778	76,140	81,497	70,524	79,349
Cash-based employee compensation and benefits	(32,539)	(30,120)	(34,242)	(29,351)	(31,623)	(35,248)	(37,275)	(35,518)	(39,909)
Net administrative expenses	(6,740)	(6,617)	(7,012)	(7,968)	(6,139)	(6,663)	(7,109)	(5,886)	(6,216)
Fee Related Expenses	(39,279)	(36,737)	(41,254)	(37,319)	(37,762)	(41,911)	(44,384)	(41,404)	(46,125)
Total Fee Related Earnings	45,212	39,503	44,875	35,337	29,016	34,229	37,113	29,120	33,224
Total Fee Related Earnings attributable to non-controlling interests	150	977	(3,307)	(4,424)	1,856	865	(1,074)	(581)	719
Total Fee Related Earnings to the Operating Company	45,362	40,480	41,568	30,913	30,872	35,094	36,039	28,539	33,943
Realized performance allocations and incentive fees	8,937	33,581	22,308	4,455	3,162	8,466	20,225	9,290	12,969
Realized performance allocations and incentive fees compensation	(560)	(2,165)	(1,321)	(349)	(1,732)	(498)	(2,713)	(2,840)	(7,407)
Net realized performance allocations attributable to non-controlling interests	(6,094)	(18,409)	(12,460)	(2,357)	(619)	(5,066)	(10,280)	(4,220)	(2,448)
Net insurance income	665	1,406	1,183	3,083	2,409	1,801	1,701	324	2,015
Earnings from investments in real estate	40	1,251	818	60	—	215	537	—	—
Net investment and interest income (expense) and realized gain (loss)	(450)	(1,529)	(2,323)	(168)	(697)	(5,006)	(4,711)	(5,799)	(6,901)
Distributable Earnings attributable to the Operating Company	$ 47,900	$ 54,615	$ 49,773	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171

BRIDGE INVESTMENT GROUP

23

Appendix

Unaudited Historical Reconciliation of Non-GAAP Distributable Earnings per Share

($ in thousands, except per share and per share amounts)	Three Months Ended 3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Numerator									
Distributable Earnings ("DE") attributable to the Operating Company	$ 47,900	$ 54,615	$ 49,773	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171
Less: DE attributable to non-controlling interests in the Operating Company	(37,380)	(42,256)	(38,451)	(27,488)	(25,230)	(26,436)	(30,665)	(18,704)	(22,734)
DE attributable to Bridge Investment Group Holdings Inc.	10,520	12,359	11,322	8,149	8,165	8,570	10,133	6,590	9,437
Less: Income allocated to participating Restricted Shares	(1,897)	(2,126)	(1,969)	(1,405)	(1,917)	(1,998)	(2,393)	(1,445)	(2,177)
DE available to common shareholders	8,623	10,233	9,353	6,744	6,248	6,572	7,740	5,145	7,260
Income tax benefit (expense)	(2,156)	(2,558)	(2,338)	(1,686)	(1,562)	(1,643)	(1,935)	(1,286)	(1,815)
After-tax DE available to common shareholders	$ 6,467	$ 7,675	$ 7,015	$ 5,058	$ 4,686	$ 4,929	$ 5,805	$ 3,859	$ 5,445
Denominator									
Weighted-average shares of Class A Common stock outstanding - Basic	23,138,030	24,029,107	24,157,236	24,373,172	25,068,319	25,143,289	25,956,587	27,798,236	31,342,979
After-Tax Non-GAAP Distributable Earnings Per Share	$ 0.28	$ 0.32	$ 0.29	$ 0.21	$ 0.19	$ 0.20	$ 0.22	$ 0.14	$ 0.17

BRIDGE INVESTMENT GROUP

24

Appendix

Unaudited Historical Non-GAAP to GAAP Reconciliation

($ in thousands)	Three Months Ended 3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Cash-based employee compensation and benefits	$ 32,539	$ 30,120	$ 34,242	$ 29,351	$ 31,623	$ 35,248	$ 37,275	$ 35,518	$ 39,909
Compensation expense of Bridge property operators	7,677	10,020	11,102	9,436	10,195	10,009	10,627	9,546	11,121
Share-based compensation	7,264	6,553	9,624	8,702	9,360	11,119	10,655	9,694	11,810
Employee compensation and benefits	$ 47,480	$ 46,693	$ 54,968	$ 47,489	$ 51,178	$ 56,376	$ 58,557	$ 54,758	$ 62,840
Administrative expenses, net of Bridge property operators	$ 6,740	$ 6,617	$ 7,012	$ 7,968	$ 6,139	$ 6,663	$ 7,109	$ 5,886	$ 6,216
Administrative expenses of Bridge property operators	2,768	3,152	3,673	3,140	3,636	3,976	4,304	3,924	3,738
Transaction and non-recurring costs	—	—	—	—	4,118	—	80	4,562	642
Impact of fund consolidation	—	—	—	—	—	2,233	649	926	753
General and administrative expenses	$ 9,508	$ 9,769	$ 10,685	$ 11,108	$ 13,893	$ 12,872	$ 12,142	$ 15,298	$ 11,349
Unrealized gains (losses)	$ 479	$ 3,483	$ 387	$ (101)	$ 1,493	$ (1,368)	$ 1,113	$ (6,512)	$ (1,868)
Other expenses from Bridge property operators	(14)	(13)	(8)	—	—	—	—	—	—
Net investment and interest income (expense) and realized gain (loss)	(450)	(1,529)	(2,323)	(168)	(697)	(5,006)	(4,711)	(5,799)	(6,901)
Other income (expense), net	—	—	—	1,246	—	—	—	(2,112)	—
Impact of fund consolidation	—	—	—	—	—	—	(334)	867	571
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	—	—	—	—	4,461	2,393
Total other (loss) income	$ 15	$ 1,941	$ (1,944)	$ 977	$ 796	$ (6,374)	$ (3,932)	$ (9,095)	$ (5,805)
Cash income attributable to non-controlling interests in subsidiaries	$ (150)	$ (977)	$ 3,307	$ 4,424	$ (1,856)	$ (865)	$ 1,074	$ 581	$ (719)
Non-cash income attributable to non-controlling interest in subsidiaries	—	—	—	(644)	(434)	(607)	(374)	(2,861)	(3,319)
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	—	—	—	1,845	4,461	2,393
Impact of fund consolidation	—	—	—	—	—	(1,607)	(792)	(512)	(582)
Realized performance allocations attributable to non-controlling interests	6,094	18,409	12,460	2,357	619	5,066	10,280	4,220	2,448
Unrealized performance allocations attributable to non-controlling interests	30,769	32,316	(14,386)	(5,838)	(54,578)	(6,173)	(31,991)	(5,396)	(42,142)
Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings LLC	$ 36,713	$ 49,748	$ 1,381	$ 299	$ (56,249)	$ (4,186)	$ (19,958)	$ 493	$ (41,921)

BRIDGE INVESTMENT GROUP

25

26 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended March 31, 2024 LTM March 31, 2024 Balance as of beginning of period $21,703 $22,168 Increases (capital raised/deployment)1,5 375 1,468 Changes in fair market value 23 (347) Decreases (liquidations/other)6 (148) (1,336) FEAUM as of end of period $21,953 $21,953 % Change 1.2% (1.0) % 1 Includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. 2 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 3 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 4 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 5 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee earning when raised or deployed, respectively, including any reinvestments in our open-ended vehicles. 6 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended March 31, 2024 LTM March 31, 2024 Balance as of beginning of period $47,702 $48,805 New capital / commitments raised1,2 153 1,106 Distributions / return of capital3 (339) (1,580) Change in fair value and acquisitions4 513 (302) AUM as of end of period $48,029 $48,029 % Change 0.7% (1.6) %

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	March 31, 2023	March 31, 2024
Bridge Debt Strategies Fund IV	$ 2,773	$ 2,774
Bridge Multifamily Fund V	2,233	2,239
Newbury Equity Partners Fund V	1,951	1,951
Bridge Opportunity Zone Fund IV	1,476	1,476
Newbury Equity Partners Fund IV	1,408	1,408
Bridge Workforce Fund II	1,719	1,373
Bridge Multifamily Fund IV	1,347	1,370
Bridge Opportunity Zone Fund III	1,019	1,019
Newbury Equity Partners Fund III	896	883
Bridge Debt Strategies Fund III	969	840
Bridge Seniors Housing Fund II	782	782
Bridge Seniors Housing Fund I	615	615
Bridge Opportunity Zone Fund V	551	550
Bridge Workforce Fund I	556	545
Bridge Opportunity Zone Fund I	482	482
Bridge Debt Strategies IV JV Partners	262	475
Bridge Opportunity Zone Fund II	408	408
Bridge Logistics U.S. Venture I	278	305
Bridge Net Lease Industrial Income Fund	190	299
Bridge Agency MBS Fund	239	277
Bridge Debt Strategies Fund II	280	246
Bridge Single-Family Rental Fund IV	231	233
Newbury Equity Partners Fund VI	—	200
Bridge Opportunity Zone Fund VI	—	191
Bridge Multifamily Continuation Fund	—	190
Bridge Office Fund II	161	163
Bridge Debt Strategies III JV Partners	216	125
Bridge Debt Strategies II JV Partners	139	117
Bridge Office III JV Partners	93	92
Bridge Debt Strategies Fund V	—	87
Bridge Seniors Housing Fund III	65	68
Bridge Office I JV Partners	132	51
Bridge Logistics U.S. Venture II	—	40
Bridge Single-Family Rental Fund III	32	32
Bridge Office II JV Partners	21	21
Bridge Solar Energy Development Fund I	7	16
Bridge Debt Strategies V JV Partners	—	10
Bridge Office Fund I	445	—
Bridge Multifamily Fund III	188	—
Bridge Multifamily III JV Partners	4	—
Total FEAUM	$ 22,168	$ 21,953

BRIDGE INVESTMENT GROUP

27

28 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q1 2024 GAAP Shares of Common Stock Outstanding 31,821,120 Unvested Participating Shares of Common Stock 9,160,804 Total Participating Shares of Common Stock 40,981,924 Participating Partnership Units 96,846,756 Unvested Participating Partnership Units 773,154 Total Shares Outstanding 138,601,834 Shareholder Dividends ($ in thousands, except per share data) Q1 2024 Distributable Earnings Attributable to the Operating Company $32,171 Less: Transaction and non-recurring costs (642) Less: 30% Holdback of Profits in the Operating Company to reinvest (9,459) Less: DE attributable to non-controlling interests in Operating Company (15,527) DE before Certain Payables Attributable to Common Stockholders $6,543 Less: Other Payables Attributable to Common Stockholders (1,636) DE Attributable to Participating Common Stockholders $4,907 Total Participating Shares of Common Stock, estimated 41,778,598 DE per Share after Certain Payables Attributable to Common Shareholders $0.12 Less: Retained Capital per Share 0.00 Dividend per Share $0.12 Record Date May 31, 2024 Payment Date June 14, 2024

29 Appendix Reconciliation of GAAP Loss per Share to Distributable Earnings per Share Q1 2024 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net (loss) income available to Common Shareholders $ 7,560 31,342,979 $0.24 Add: (Loss) income allocated to unvested Participating Shares of Restricted Stock 2,258 Net income attributable to Bridge Investment Group Holdings Inc. $ 9,818 40,743,606 $0.24 Net income attributable to non-controlling interests in Operating Company (4,697) Net (loss) income attributable to non-controlling interests in subsidiaries of Operating Company (41,921) Net loss $ (36,800) 138,899,088 $(0.26) Income tax benefit (expense) 11,846 Loss before provision for income taxes $ (48,646) 138,899,088 $(0.35) Depreciation and amortization 5,437 Impact of fund consolidation 335 Less: Unrealized performance allocations 61,670 Plus: Unrealized performance allocations compensation 3,178 Less: Unrealized (gains) losses, net 1,868 Plus: Share-based compensation 11,810 Plus: Transaction and non-recurring costs 642 Less: Net realized performance allocations attributable to non-controlling interests (2,448) Less: Cash income attributable to non-controlling interests in subsidiaries (1,675) Distributable Earnings attributable to the Operating Company $ 32,171 138,899,088 $0.23 Less: DE attributable to non-controlling interests in the Operating Company 22,734 98,155,482 $0.23 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 9,437 40,743,606 $0.23 Less: Income allocated to participating Restricted Shares 2,177 Distributable Pre-Tax Earnings available to Common Shareholders $ 7,260 31,342,979 $0.23 Less: Income tax expense 1,815 Distributable After-Tax Earnings available to Common Shareholders $ 5,445 31,342,979 $0.17

30 Appendix Profits Interests • 2019 profits interests converted on January 1, 2022 • 2020 profits interests converted on January 1, 2023 • 2021 profits interests converted on July 1, 2023 • Resulted in a reduction in non-controlling interest and an increase in Net Income to the Operating Company. • Resulted in an increase in share count; however, expected to be antidilutive to public shareholders. Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations. Non-Controlling Interests ($ in thousands) For Three Months Ended March 31, 2024 NON-GAAP FINANCIAL MEASURES Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 61,184 $ 61,184 $ — Transaction fees 6,800 6,800 — Total net fund-level fee revenues 67,984 67,984 — Net earnings from Bridge property operators 2,737 2,737 — Development fees 831 831 — Fund administration fees 5,132 5,132 — Other asset management and property income 2,665 2,665 — Fee Related Revenues 79,349 79,349 — Cash-based employee compensation and benefits (39,909) (39,909) — Net administrative expenses (6,216) (6,216) — Fee Related Expenses (46,125) (46,125) — Total Fee Related Earnings 33,224 33,224 — Total Fee Related Earnings attributable to non-controlling interests 719 719 — Total Fee Related Earnings to the Operating Company 33,943 33,943 — Realized performance allocations and incentive fees 12,969 — 12,969 Realized performance allocations and incentive fees compensation (7,407) — (7,407) Net realized performance allocations attributable to non-controlling interests (2,448) — (2,448) Net insurance income 2,015 2,015 — Earnings from investments in real estate — — — Net investment and interest income (expense) and realized gain (loss) (6,901) (6,901) — Distributable Earnings Attributable to the Operating Company $ 32,171 $ 29,057 $ 3,114

31 Appendix Composition of Fund Management Fees ($ in MM)

Appendix

Investment Performance Summary - As of March 31, 2024 ($ in MM)

			Total Investment-Level						Fund-Level Returns	
Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Cumulative Investment Invested Capital[4]	Realized Investment Value[5]	Unrealized Investment Value[6]	Unrealized Investment MOIC[7]	Total Investment Fair Value[8]	Total Investment MOIC[9]	Investor Levered Net IRR[10]	Investor Unlevered Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2013)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	—	904	2,003	—	N/A	2,003	2.22x	18.4 %	17.9 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,640	1,521	498	2,289	1.80x	2,787	1.83x	14.3 %	14.1 %
Bridge Multifamily V (Jul 2021, to present)	2,257	1,346	1,153	41	839	0.76x	880	0.76x	(22.2)%	(20.1)%
Bridge MF Continuation Vehicle (Jul 2023, Jul 2023)	201	212	183	1	244	1.34x	245	1.34x	24.7 %	24.7 %
Total Multifamily Funds[12]	$ 5,680	$ 3,198	$ 4,517	$ 4,088	$ 3,372	1.34x	$ 7,460	1.65x	15.3 %	14.9 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	$ 619	$ 675	$ 594	$ 199	$ 957	1.90x	$ 1,156	1.94x	13.5 %	13.5 %
Bridge Workforce Housing II (Aug 2020, to present)	1,741	1,582	1,297	121	1,205	1.02x	1,326	1.02x	(3.7)%	(3.2)%
Total Workforce & Affordable Housing Funds[12]	$ 2,360	$ 2,257	$ 1,891	$ 320	$ 2,162	1.29x	$ 2,482	1.31x	6.7 %	6.6 %
Secondaries Funds										
Newbury Equity Partners I (Sep 2006, Dec 2007)	$ 702	$ —	$ 631	$ 1,036	$ 17	1.61x	$ 1,054	1.67x	8.2 %	8.1 %
Newbury Equity Partners II (Oct 2009, Oct 2010)	1,024	—	860	1,521	89	1.76x	1,610	1.87x	14.9 %	14.8 %
Newbury Equity Partners III (Jul 2013, Mar 2014)	1,102	—	985	1,351	473	1.84x	1,824	1.85x	14.9 %	13.2 %
Newbury Equity Partners IV (May 2017, May 2018)	1,447	753	1,266	812	1,527	1.88x	2,340	1.85x	16.3 %	13.9 %
Newbury Equity Partners V (Nov 2019, Nov 2021)	2,000	1,492	1,666	217	2,031	1.35x	2,248	1.35x	14.2 %	11.7 %
Total Secondaries Funds[12]	$ 6,275	$ 2,245	$ 5,408	$ 4,938	$ 4,138	1.64x	$ 9,076	1.68x	12.8 %	12.1 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	$ 578	$ 896	$ 753	$ 462	$ 308	0.91x	$ 770	1.02x	(2.6)%	(2.4)%
Bridge Seniors II (Mar 2017, Mar 2020)	820	917	771	290	590	1.17x	880	1.14x	0.1 %	0.2 %
Bridge Seniors III (Nov 2020, to present)	48	39	28	3	38	1.48x	41	1.48x	6.8 %	6.7 %
Total Seniors Housing Funds[12]	$ 1,446	$ 1,852	$ 1,552	$ 755	$ 936	1.07x	$ 1,691	1.09x	(1.2)%	(1.0)%
Office										
Bridge Office I (Jul 2017, Jul 2020)	$ 573	$ 740	$ 643	$ 186	$ (25)	0.23x	$ 161	0.25x	***	***
Bridge Office II (Dec 2019, Dec 2022)	208	230	245	83	178	1.07x	261	1.07x	(1.5)%	(0.7)%
Total Office Funds[12]	$ 781	$ 970	$ 888	$ 269	$ 153	0.51x	$ 422	0.48x	***	***

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

32

Appendix

Investment Performance Summary - As of March 31, 2024 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Total Investment-Level						Fund-Level Returns	
			Cumulative Investment Invested Capital[4]	Realized Investment Value[5]	Unrealized Investment Value[6]	Unrealized Investment MOIC[7]	Total Investment Fair Value[8]	Total Investment MOIC[9]	Investor Levered Net IRR[10]	Investor Unlevered Net IRR[11]
Equity Strategies Funds (Continued)										
Single-Family Rental										
Bridge Single-Family Rental I (Jan 2013, Jan 2015)	$ 51	$ —	$ 47	$ 165	$ —	N/A	$ 165	3.53x	15.7 %	15.7 %
Bridge Single-Family Rental II (Jan 2015, Jan 2017)	90	—	81	233	—	N/A	233	2.88x	16.5 %	16.5 %
Bridge Single-Family Rental III (Aug 2019, Aug 2022)	34	43	31	—	60	1.94x	60	1.94x	15.6 %	15.6 %
Bridge Single-Family Rental IV (Jan 2022, to present)	150	169	149	9	201	1.39x	210	1.40x	15.7 %	13.8 %
Total Single Family Funds[12]	$ 324	$ 212	$ 308	$ 407	261	1.49x	$ 668	2.17x	16.1 %	15.9 %
Opportunity Zone										
Opportunity Zone I (Apr 2019, Dec 2019)	$ 509	$ 668	$ 524	$ 47	452	0.95x	$ 499	0.95x	(3.3)%	(3.1)%
Total Opportunity Zone Fund[12]	$ 509	$ 668	$ 524	$ 47	452	0.95x	$ 499	0.95x	(3.3)%	(3.1)%
Logistics Value										
Bridge Logistics Value I (Nov 2021, to present)	$ 336	$ 365	$ 318	$ —	322	1.01x	$ 322	1.01x	(2.4)%	(0.5)%
Total Logistics Value Fund[12]	$ 336	$ 365	$ 318	$ —	322	1.01x	$ 322	1.01x	(2.4)%	(0.5)%
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 264	—	N/A	$ 264	1.21x	5.9 %	5.9 %
Bridge Debt II (Jul 2016, Jul 2019)	1,002	245	2,801	3,026	214	1.21x	3,240	1.16x	8.1 %	8.1 %
Bridge Debt III (May 2018, May 2021)	1,624	828	6,115	5,999	817	1.35x	6,816	1.11x	8.9 %	8.8 %
Bridge Debt IV (Nov 2020, to present)	2,888	2,803	8,578	6,459	2,781	1.19x	9,240	1.08x	9.1 %	8.5 %
Total Debt Strategies Funds[12]	$ 5,646	$ 3,876	$ 17,713	$ 15,748	3,812	1.22x	$ 19,560	1.10x	8.6 %	8.4 %

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

33

34 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented herein, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds represented herein does not include performance for (i) certain Opportunity Zone funds with investments which have not been marked-to-market, and (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital + Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value, net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee-paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. This return may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (11) Investor Unlevered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions and drawdowns on fund lines of credit) and cash outflows (distributions and repayments on fund lines of credit) and the remaining fair value (after removing outstanding balances on fund lines of credit), net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee- paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, this IRR may be amplified by early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (12) Any composite returns presented herein do not represent actual returns received by any one investor and are for illustrative purposes only. Composite performance is based on actual cash flows of the funds within a strategy over the applicable timeframes and are prepared using certain assumptions. Each fund has varied investment periods and investments were made during different market environments; past performance of prior funds within a strategy is not a guarantee of future results. Fund investors generally pay fees based on a defined percentage of total commitments during the investment period and invested capital thereafter, but some fund investors may pay fees based on invested capital for the life of the fund according to the applicable governing documents. Additional information on the calculation of this composite performance, including applicable assumptions and supporting data, can be made available promptly upon request. *** Indicates a negative return that results in an IRR that is incalculable. The returns for Total Office Funds are not presented because Bridge Office I is incalculable.

35 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, income (loss) from consolidated fund investments, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Dry Powder Dry Powder represents of uncalled committed capital that is available for investment. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability to generate profits from fee- based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

36 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, expenses from consolidated fund investments, and expenses attributable to non-controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums and income (loss) from consolidated fund investments. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of asset management services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.